EXHIBIT 99.2

The following certification accompanies the issuer's Annual Report on Form 10-K and is not filed, as provided in Release 33-8212. 34-47551 dated March 21, 2003.


                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of North Bay Bancorp for the year ended December 31, 2002, I, Lee-Ann Cimino, Senior Vice President and Chief Financial Officer of North Bay Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K of North Bay Bancorp for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of North Bay Bancorp for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of North Bay Bancorp.

                               Dated:  March 24, 2003


                               /s/ Lee-Ann Cimino
                               -------------------
                               LEE-ANN CIMINO
                               Senior Vice President and Chief Financial Officer (Principal Financial Officer)


A signed original of this written statement required by Section 906 has been provided to North Bay Bancorp and will be retained by North Bay Bancorp and furnished to the Securities and Exchange Commission or its staff on request upon request.